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Exhibit 3.1A

STATEMENT OF INCORPORATORS

IN LIEU OF ORGANIZATION

MEETING

OF

GeoPetro Company

    The articles of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being all of the incorporators named in said articles, do hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

    1.  By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporators and were ordered inserted in the minute book immediately following the copy of the articles of incorporation and before this instrument.

    2.  The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:

    Suresh J. Doshi, aka Stuart J. Doshi and Lawrence Barker, Jr..

Dated, August 22, 1994

, Incorporator

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  Exhibit 3.1A
STATEMENT OF INCORPORATORS IN LIEU OF ORGANIZATION MEETING OF GeoPetro Company